                                                                  EXHIBIT 10.4

                            EXECUTIVE EMPLOYMENT AGREEMENT


    This Employment Agreement (the "Agreement") is entered into by and between Cumetrix Data Systems Corp. (the "Company") and Max Toghraie ("Executive"), as of the 1st day of July, 1997.

I.  EMPLOYMENT.

    The Company hereby employs Executive and Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth, from July 1, 1997, to and including June 30, 2002. This Agreement is subject to renewal only as set forth in Section VI below.

II. DUTIES.

    A. Executive shall, during course of his employment, serve as Chief Executive Officer and a director of the Board of Directors of the Company, and shall have such other duties and responsibilities as the Board of Directors of the Company shall determine from time to time.

    B. Executive agrees to devote substantially all of his time, energy and ability to the business of the Company. Nothing herein shall prevent Executive, upon approval of the Board of Directors of the Company, from serving as a director or trustee of other corporations or businesses which are not in competition with the business of the Company as set forth in Section IV hereof or in competition with any present or future affiliate of the Company. Nothing herein shall prevent Executive from investing in real estate for his own account or from becoming a partner or a stockholder in any corporation, partnership or other venture not in competition with the business of the Company as set forth in Section IV hereof or in competition with any present or future affiliate of the Company.

    C. During the term of this Agreement, Executive shall be the most senior executive officer in the Company and shall report to the Board of Directors of the Company.

III.     COMPENSATION.

    A. The Company will pay to Executive a base salary at the annual rate of $144,000.00 up to and including September 30, 1997 and thereafter at the annual rate of $192,000.00 during the remaining term of his employment pursuant to this Agreement. Such salary shall be earned monthly and shall be payable in periodic installments no less frequently than monthly in accordance with the Company's customary practices. Amounts payable shall be reduced by standard withholding and other authorized deductions. The Company may in its discretion increase Executive's salary but it may not reduce it during the term of this Agreement.

    B. STOCK OPTIONS. The Company shall grant to Executive, concurrent with the execution of this Agreement, options to purchase 11,500 shares of the Company's Common Stock (the "Options"), exercisable at a per share exercise price of $29.55 per share, subject to the vesting requirements set forth in the Option Certificate to be signed by Executive, a copy of which is attached hereto and made a part hereof.

    C.   WELFARE BENEFIT PLANS.   Executive and/or his family, as the case may
be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company. Executive will be compensated for up to ten sick days per year.

    D. EXPENSES. Executive shall have access to an expense account in the sum of $20,400.00 per year. Executive shall be entitled to withdraw from the expense account to pay for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures as in effect generally with respect to other peer executives of the Company.

    E.   FRINGE BENEFITS.    Executive shall be entitled to fringe benefits in
accordance with the plans, practices, programs and policies as in effect generally with respect to other peer executives of the Company.

    F. VACATION. Executive shall be entitled to two weeks paid vacation per year, in accordance with the plans, policies, programs and practices as in effect generally with respect to other peer executives of the Company.

    G. CAR ALLOWANCE. Executive shall be entitled to a car allowance in the sum of $500.00 per month.

    H. The Company reserves the right to modify, suspend or discontinue any and all of the above plans, practices, policies and programs at any time without recourse by Executive so long as such action is taken generally with respect to other similarly situated peer executives and does not single out Executive.

IV. TERMINATION.

    A.   DEATH OR DISABILITY.     Executive's employment shall terminate
automatically upon Executive's death. If the Company determines in good faith that the Disability of Executive has occurred (pursuant to the definition of Disability set forth below), it may give to Executive written notice in accordance with Section XIX of its intention to terminate, effective on the 30th day after receipt of such notice by Executive, provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of his duties. For purposes of this Agreement, "disability" shall mean a physical or mental impairment which substantially limits a major life activity of Executive and which renders Executive unable to perform the essential functions of his position, even with reasonable accommodation which does not impose an undue hardship on the Company. The Company reserves the right, in good faith, to make the determination of disability under this Agreement based upon information supplied by Executive and/or his medical personnel, as well as information from medical personnel (or others) selected by the Company or its insurers. "Incapacity" as used herein shall be limited only to such Disability which substantially prevents the Company from availing itself of the services of Executive.

    B.   CAUSE.    The Company may at any time terminate Executive's employment for "cause," which shall be based solely upon a good-faith determination by a majority vote of the Company's Board of Directors that such termination of such employment is necessary for the welfare of, and in the best interests of, the Company by reason of: (i) acts of dishonesty, theft, misappropriation of corporate assets; (ii) willful and repeated failure to follow explicit instructions of the Company's Board of Directors; (iii) willful malfeasance;
(iv) willful nonfeasance; and (v) breach of any material term of this Agreement.

    C.   OTHER THAN CAUSE OR DEATH OR DISABILITY.     The Company may terminate
Executive's employment other than for the reasons set forth in Sections IV(A) and (B) above upon written notice.

    D.   OBLIGATIONS OF THE COMPANY UPON TERMINATION.

         1.   DEATH OR DISABILITY.     If Executive's employment is terminated
by reason of Executive's Death or Disability, this Agreement shall terminate without further obligations to Executive or his/her legal representatives under this Agreement, other than for (a) payment of the sum of (i) employees annual base salary through the date of termination to the extent not heretofore paid and (ii) any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses
(i) and (ii) shall be hereinafter referred to as the "Accrued Obligations"), which shall be paid to Executive or his estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the date of termination; and (b) payment to Executive or his estate or beneficiary, as applicable, any amounts due pursuant to the terms of any applicable welfare benefit plans.

         2.   CAUSE.    If Executive's employment is terminated by the Company
for Cause, this Agreement shall terminate without further obligations to Executive other than for the timely payment of Accrued Obligations. If it is subsequently determined that the Company did not have Cause for termination under this Section IV(D)(2), then the Company's decision to terminate shall be deemed to have been made under Section IV(D)(3) and the amounts payable thereunder shall be the only amounts Executive may receive for his termination.

         3.   OTHER THAN CAUSE OR DEATH OR DISABILITY.     If the Company
terminates Executive's employment for other than Cause or Death or Disability, it shall continue to pay to

Executive, in installments in the same manner and at the same times the Company pays base salaries to other executive officers of the Company, Executive's then current base salary pursuant to Section III(A) of this Agreement, for the lesser of (i) twenty four (24) months, commencing on the date of notice of termination pursuant to this Section IV(C) or (ii) the remainder of the term of this Agreement (the "Severance Period"), and the Company shall continue to provide Executive benefits pursuant to Section III(C) of this Agreement during the Severance Period until comparable benefits are obtained by Executive from another employer.

         4.   EXCLUSIVE REMEDY.   Executive agrees that the payments
contemplated by this Agreement shall constitute the exclusive and sole remedy for any termination of his employment and Executive covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

V.  ARBITRATION.

    Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default or misrepresentation in connection with any of its provisions, shall be submitted to arbitration, to be held in Los Angeles County, California in accordance with California Civil Procedures Code Sections 1282-1284.2. In the event either party institutes arbitration under this Agreement, the party prevailing in any such litigation shall be entitled, in addition to all other relief, to reasonable attorneys' fees relating to such arbitration. The non prevailing party shall be responsible for all costs of the arbitration, including but not limited to, the arbitration fees, court reporter fees, etc.

VI. RENEWAL.

    This Agreement shall be automatically renewed for consecutive periods of one year each, after the expiration of the stated term, unless one party or the other gives notice, in writing, at least (30) days prior to the expiration of this Agreement (or any renewal) of their desire to terminate the Agreement or modify its terms.

VII.     ANTI-SOLICITATION.

    Executive promises and agrees that during the term of this Agreement or renewal in accordance with Section VI above, he will not influence or attempt to influence customers of the Company or any of its present or future subsidiaries or affiliates, either directly or indirectly to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company, or any subsidiary or affiliate of the Company.

VIII.    JOINING FORMER COMPANY EMPLOYEES.

    Executive promises and agrees that for one year following his termination of employment other than pursuant to Section IV(C) above or Disability above or expiration of this Agreement, he will not enter business or work with any person who was employed with the Company, and who earned annually $25,000 or more as a Company employee during the last six months of his or her own employment, in any business, partnership, firm, corporation or other entity then in competition with the business of the Company or any subsidiary or affiliate of the Company.

IX. SOLICITING EMPLOYEES.

    Executive promises and agrees that he will not, for a period of one year following termination of his accordance with Section VI above, directly or indirectly solicit any of the Company employees who earned annually $25,000 or more as a Company employee during the last six months of his or her own employment to work for any business, individual, partnership, firm, corporation, or other entity then in competition with the business of the Company or any subsidiary or affiliate of the Company.

X.  CONFIDENTIAL INFORMATION.

    A. Executive, in the performance of Executive's duties on behalf of the Company, shall have access to, receive and be entrusted with confidential information, including but in no way limited to development, marketing, organizational, financial, management, administrative, production, distribution and sales information, data, specifications and processes presently owned or at any time in the future developed, by the Company or its agents or consultants, or used presently or at any time in the future in the course of its business that is not otherwise part of the public domain (collectively, the "Confidential Material"). All such Confidential Material is considered secret and will be available to Executive in confidence.
Except in the performance of duties on behalf of the Company, Executive shall disclose or use any such Confidential Material, unless such Confidential Material ceases (through no fault of Executive's) to be confidential because it has become part of the public domain. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company's business, which Executive prepares, uses or encounters, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Material. Upon termination of this Agreement by any means, or whenever requested by the Company, Executive shall promptly deliver to the Company any and all of the Confidential Material, not previously delivered to the Company, that may be or at any previous time has been in Executive's possession or under Executive's control.

    B. Executive hereby acknowledges that the sale or unauthorized use or disclosure of any of the Company's Confidential Material by any means whatsoever and any time before, during or after Executive's employment with the Company shall constitute unfair Competition. Executive agrees that Executive shall not engage in Unfair Competition either during the time employed by the Company or any time thereafter.

XI. SUCCESSORS.

    A. This Agreement is personal to Executive and shall not, without the prior written consent of the Company, be assignable by Executive.

    B. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise.

XII.     WAIVER.

    No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

XIII.    MODIFICATION.

    This Agreement may not be amended or modified other than by a written agreement executed by Executive and an officer of the Company following authorization by the Board of Directors of the Company.

XIV.     SAVING CLAUSE.

    If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not effect other provisions or applications of the Agreement which can be given effect without invalid provisions or application and to this end the provisions of this Agreement are declared to be severable.

XV. COMPLETE AGREEMENT.

    This Agreement constitutes and contains the entire agreement and final understanding concerning Executive's employment with the Company and the other subject matters addressed herein between the parties. It is extended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise or agreement, not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement.

XVI.     GOVERNING LAW.

    This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and governed by, by the laws of the State of California without regard to principles of conflict of laws.

XVII.    CONSTRUCTION.

    Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

XVIII.   NOTICES.

    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by registered or certified mail, postage prepaid, addressed as follows:

    If to Executive:    Max Toghraie
                        254 Cedar Heights
                        Thousand Oaks, California 91360

    If to Company:      Cumetrix Data Systems Corp.
                        1304 John Reed Court
                        City of Industry, CA  91745

Either party may change the address at which notice shall be given by written notice given in the above manner.

XIX.     EXECUTION.

    This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the original for any purpose.

XX. LEGAL COUNSEL.

    Executive and the Company recognize that this is a legally binding contract and acknowledge and agree that they have had the opportunity to consult with legal counsel of their choice.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


CUMETRIX DATA SYSTEMS CORP.                 EXECUTIVE



By /s/ MEI YANG                             /s/ MAX TOGHRAIE
   ------------------------------------     ----------------------------------
Its Secretary                               Max Toghraie

                                  OPTION CERTIFICATE
                             (NON-STATUTORY STOCK OPTION)


    THIS IS TO CERTIFY that Data Net International, Inc., a California corporation (the "COMPANY"), has granted to the person named below ("OPTIONEE") a non-statutory stock option (the "OPTION") to purchase shares of the Company's Common Stock (the "SHARES") under its 1997 Stock Plan and upon the terms and conditions as follows:


         Name of Optionee:
                                       -------------------------------------
         Address of Optionee:
                                       -------------------------------------

                                       -------------------------------------

                                       -------------------------------------

         Number of Shares:
                                       -------------------------------------
         Option Exercise Price:        $        per share
                                       ---------
         Date of Grant:
                                       --------------
         Option Expiration Date:
                                       --------------

    EXERCISE SCHEDULE:  The Option shall become exercisable as follows:

    One quarter (1/4) of the options shall vest on July 1, 1998. The remaining three quarters (3/4) shall vest on the first day of each calendar month for thirty five (35) months thereafter in 35 equal installments of one-thirty sixth (1/36) of the remaining shares rounded down to the nearest whole share, and all remaining shares shall vest on July 1, 2001.

    SUMMARY OF OTHER TERMS: This Option is defined in the Stock Option Agreement (Non-statutory Stock Option) (the "OPTION AGREEMENT") which is attached to this Option Certificate (the "CERTIFICATE") as Annex I. This Certificate summarizes certain of the provisions of the Option Agreement for your information, but is not complete. Your rights are governed by the Option Agreement, NOT by this summary. The Company strongly suggests that you carefully review the full Option Agreement prior to signing this Certificate or exercising the Option.

    Among the terms of the Option Agreement are the following:

    EMPLOYMENT: The Option Agreement does not obligate the Company to retain you for any period of time. Unless otherwise agreed IN WRITING, the Company reserves the right to terminate any employee at any time, with or without cause. See Section 5(d) of the Option Agreement.

    TERMINATION OF EMPLOYMENT: While the Option terminates on the Option Expiration Date, it will terminate earlier if you cease to be employed by the Company. If your employment ends due to death or permanent disability, the Option terminates six months after the date of death or disability, and is exercisable during such six-month period as to the portion of the Option which had vested prior to the date of death or disability. In all other cases, the Option terminates 30 days after the date of termination of employment, and is exercisable during such time period as to the portion of the Option which had vested prior to the date of termination of employment; PROVIDED, HOWEVER, if you are terminated "for cause," the Option will terminate 5 days after the date of termination of your employment and is exercisable during such time period as to the portion of the Option which had vested prior to the date of termination of employment. See Section 5 of the Option Agreement.

    TRANSFER: The Option is personal to you, and cannot be sold, transferred, assigned or otherwise disposed of to any other person, except on your death. See Section 15(d) of the Option Agreement.

    EXERCISE: You can exercise the Option (once it is exercisable), in whole or in part, by delivering to the Company a Notice of Exercise identical to Exhibit "A" attached to the Option Agreement, accompanied by payment of the Exercise Price for the Shares to be purchased. The Company will then issue a certificate to you for the Shares you have purchased. You are under no obligation to exercise the Option. See Section 4 of the Option Agreement.

    MARKET STAND-OFF: The Option provides that in connection with any underwritten public offering by the Company, you may not sell or transfer any of your Shares without the prior written consent of the Company or its underwriters for a period of up to 180 days after the effective date of the offering. See Section 6(a) of the Option Agreement.

    ADJUSTMENTS UPON RECAPITALIZATION: The Option contains provisions which affect your rights in the event of stock splits, stock dividends, mergers and other major corporate reorganizations. See Section 7 of the Option Agreement.

    WAIVER: By signing this Certificate, you will be agreeing to all of the terms of the Option Agreement, including those not summarized in this Certificate. You will waive your rights to options or stock which may otherwise have been promised to you. See Section 8 of the Option Agreement.

    WITHHOLDING: The Company may require you to make any arrangements necessary to insure the proper withholding of any amount of tax, if any, required to be withheld by the Company as a result of the exercise of the Option. See Section 13 of the Option Agreement.

                                      AGREEMENT

    Data Net International, Inc., a California corporation, and Optionee each hereby agrees to be bound by all of the terms and conditions of the Stock Option Agreement (Non-Statutory Stock Option) which is attached hereto as Annex I and incorporated herein by this reference as if set forth in full in this document.


DATED:
      ----------------------


                             DATA NET INTERNATIONAL, INC.



                             By:
                                ------------------------------------

                             Its:
                                 -----------------------------------



                             OPTIONEE



                             ---------------------------------------
                             Name:



                             ---------------------------------------
                             (Please print your name exactly as you wish it to appear on any stock certificates issued to you upon exercise of the Option)

                                       ANNEX I

                                STOCK OPTION AGREEMENT
                             (NON-STATUTORY STOCK OPTION)



    This STOCK OPTION AGREEMENT (this "OPTION AGREEMENT") is made and entered into as of the execution date of the Option Certificate to which it is attached (the "CERTIFICATE") by and between Data Net International, Inc., a California corporation (the "COMPANY"), and the person named in the Certificate ("OPTIONEE").

    Pursuant to the Data Net International, Inc. Amended and Restated 1997 Stock Plan (the "PLAN"), the Board of Directors of the Company (the "BOARD") has authorized the grant to Optionee of a non-statutory stock option to purchase shares of the Company's Common Stock, no par value (the "COMMON STOCK"), upon the terms and subject to the conditions set forth in this Option Agreement and in the Plan.

    The Company and Optionee agree as follows:

    1.   GRANT OF OPTION.

         The Company hereby grants to Optionee the right and option (the "OPTION"), upon the terms and subject to the conditions set forth in this Option Agreement and the Plan, to purchase all or any portion of that number of shares of the Common Stock (the "SHARES") set forth in the Certificate at the Option exercise price set forth in the Certificate (the "EXERCISE PRICE").

    2.   TERM OF OPTION.

         The Option shall terminate and expire on the Option Expiration Date set forth in the Certificate (the "EXPIRATION DATE"), unless sooner terminated as provided herein. In no event shall the Option be exercisable after the expiration of ten years from the date it was granted.

    3.   EXERCISE PERIOD.

         (a) Subject to the provisions of Sections 3(b), 5 and 7(b) of this Option Agreement, the Option shall become exercisable (in whole or in part) upon and after the dates set forth under the caption "Exercise Schedule" in the Certificate. The installments shall be cumulative; i.e., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times after the installment first becomes exercisable and until the Option Expiration Date or the termination of the Option.

         (b) Notwithstanding anything to the contrary contained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then-applicable requirements of all federal, state and local laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

    4.   EXERCISE OF OPTION.

         There is no obligation to exercise the Option, in whole or in part. The Option may be exercised, in whole or in part, only by delivery to the Company of:

         (a) written notice of exercise in form and substance identical to Exhibit "A" attached to this Option Agreement stating the number of Shares then being purchased (the "PURCHASED SHARES");

         (b)  payment of the Exercise Price of the Purchased Shares, either
(1) in cash, or (2) with the consent of the Board (which may be withheld in its absolute discretion), by (i) delivery to the Company of other shares of Common Stock with an aggregate Fair Market Value equal to the total Exercise Price of the Purchased Shares, (ii) according to a deferred payment or other arrangement (which may include without limiting the generality of the foregoing, the use of other shares of Common Stock) with the person to whom the Option is granted or to whom the Option is transferred pursuant to the terms of this Option Agreement, or (iii) in any other form of legal consideration that may be acceptable to the Board; and

         (c) if requested by the Company, a letter of investment intent in such form and containing such provisions as the Company may require.

         In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be payable at the minimum rate of interest necessary to avoid the imputation of interest, under the applicable provision of the Internal Revenue Code of 1986, as amended (the "CODE"), and Treasury Regulations.

         Following receipt of the notice and payment referred to above, the Company shall issue and deliver to Optionee a stock certificate or stock certificates evidencing the Purchased Shares; PROVIDED, HOWEVER, that the Company shall not be obligated to issue a fraction or fractions of a share of its Common Stock, and may pay to Optionee, in cash or by check, the Fair Market Value of any fraction or fractions of a share exercised by Optionee. "FAIR MARKET VALUE" shall be determined as follows: (1) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; (2) if the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq

National Market) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; and (3) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

    5.   TERMINATION OF SERVICES.

         (a) If Optionee shall cease to be an officer, director, consultant or employee of the Company or any "Affiliate" of the Company (as that term is defined in Rule 501(b) of the Rules and Regulations under the Securities Act of 1933, as amended (the "1933 ACT")) for any reason other than death or permanent disability (a "TERMINATING EVENT"), Optionee shall have the right, subject to the provisions of Section 5(c) below, to exercise the Option at any time following such Terminating Event until the earlier to occur of (1) 30 days following the date of such Terminating Event and (2) the Expiration Date. The Option may be exercised following a Terminating Event only to the extent exercisable as of the date of the Terminating Event. To the extent unexercised at the end of the period referred to above, the Option shall terminate. The Board, in its sole and absolute discretion, shall determine whether or not authorized leaves of absence shall constitute termination of employment for purposes of this Option Agreement.

         (b) If, by reason of death or disability (a "SPECIAL TERMINATING EVENT"), Optionee shall cease to be an officer, director, consultant or employee of the Company or any Affiliate, then Optionee, Optionee's executors or administrators or any person or persons acquiring the Option directly from Optionee by bequest or inheritance, shall have the right to exercise the Option at any time following such Special Terminating Event until the earlier to occur of (1) six months following the date of such Special Terminating Event and (2) the Expiration Date. The Option may be exercised following a Special Terminating Event only to the extent exercisable at the date of the Special Terminating Event. To the extent unexercised at the end of the period referred to above, the Option shall terminate. For purposes of this Option Agreement, "disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code. Optionee shall not be considered permanently disabled unless he furnishes proof of such disability in such form and manner, and at such times, as the Board may from time to time require.

         (c) If Optionee's employment shall be terminated "for cause" by the Company or any Affiliate, Optionee shall have the right to exercise the Option at any time following such Terminating Event until the earlier to occur of (1) 5 days following the date of such Terminating Event and (2) the Expiration Date. For purposes of this Option Agreement, "for cause" shall mean:

              (1) with respect to employees of the Company or any Affiliate the following to the extent it results in substantial harm to the Company or any Affiliate or could reasonably be expected to result in substantial harm to the Company or any Affiliate:

                   (i) the willful failure or refusal by Optionee to perform his duties to the Company or any Affiliate; or

                   (ii) Optionee's willful disobedience of any orders or directives of the Board of Directors of the Company or any Affiliate or any officers thereof acting under the authority thereof or Optionee's deliberate interference with the compliance by other employees of the Company or any Affiliate with any such orders or directives; or

                   (iii) the willful failure or refusal of Optionee to abide by or comply with the written policies, standard procedures or regulations of the Company or any Affiliate; or

                   (iv) any willful or continued act or course of conduct by Optionee which the Board in good faith determines might reasonably be expected to have a material detrimental effect on the Company or any Affiliate or their respective business, operations, affairs or financial position; or

                   (v) the committing by the Optionee of any fraud, theft, embezzlement or other dishonest act against the Company or any Affiliate; or

                   (vi) the determination by the Board, in good faith and in the exercise of reasonable discretion, that Optionee is not competent to perform his duties of employment; and

              (2) with respect to consultants, any material breach of their consulting agreement with the Company or any Affiliate.

         (d) Nothing in the Plan, the Certificate or this Option Agreement shall confer upon Optionee any right to continue in the service and/or employ of the Company or any Affiliate or shall affect the right of the Company or any Affiliate to terminate the relationship or employment of Optionee, with or without cause.

    6.   RESTRICTIONS ON PURCHASED SHARES.

         (a)  MARKET STAND-OFF.

              (1) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Company's initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Purchased Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; PROVIDED, HOWEVER, that in no event shall such period exceed 180 days. This Section 6(a)(1) shall only remain in effect for the two-year period immediately following the effective date of the Company's initial public offering and shall thereafter terminate and cease to be in force or effect. Optionee agrees to execute and deliver to the Company such further documents or instruments as the Company reasonably determines to be necessary or appropriate to effect the provisions of this Section 6(a).

              (2) In the event of any stock dividend, stock split, recapitalization or other transaction resulting in an adjustment under
Section 7 hereof, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to or in exchange for the Purchased Shares shall be immediately subject to the provisions of this Section 6(a), to the same extent the Purchased Share are at such time covered by such provisions.

              (3) In order to enforce the provisions of Section 6(a), the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

         (b) SECURITIES LAW RESTRICTIONS. In the event that the issuance of the Purchased Shares shall not be registered under the 1933 Act, none of the Purchased Shares shall be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of ("TRANSFERRED") (with or without consideration), and the Company shall not be required to register any such sale, transfer, assignment, pledge, hypothecation or other disposition ("TRANSFER") and the Company may instruct its transfer agent not to register any such Transfer, unless and until one of the following events shall have occurred:

              (1) The Purchased Shares are Transferred pursuant to and in conformity with (i) an effective registration statement filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to the 1933 Act, and (ii) the qualification and/or registration requirements under any applicable securities laws of any state of the United States; or

              (2) Optionee has, prior to the Transfer of such Purchased Shares, and if requested by the Company, provided all relevant information to the Company's counsel so that upon the Company's request, the Company's counsel is able to, and actually prepares and delivers to the Company a written opinion that the proposed Transfer (i) is exempt from registration under the 1933 Act as then in effect, and the Rules and Regulations of the Commission thereunder, and (ii) is exempt from qualification and/or registration under any applicable state securities laws. The Company shall bear all reasonable costs of preparing such opinion.

         (c)  NONCOMPLYING TRANSFERS INVALID.      Any attempted Transfer which
is not in full compliance with this Section 6 shall be null and void AB INITIO, and of no force or effect.

    7.   ADJUSTMENTS UPON RECAPITALIZATION.

         (a) Subject to the provisions of Section 7(b), if any change is made in the Common Stock, without receipt of consideration by the Company or its shareholders (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company or its shareholders), the Option will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to the Option. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a change "without the receipt of consideration by the Company or its shareholders."

         (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the "surviving corporation" (as defined below); or (3) a merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, at the sole discretion of the Board and to the extent permitted by applicable law, the Option shall (i) terminate upon such event and may be exercised prior thereto to the extent the Option is then exercisable or (ii) continue in full force and effect and, if applicable, the surviving corporation or an Affiliate of such surviving corporation shall assume the Option and/or shall substitute a similar option or award in place of the Option.

         (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, and its determination shall be final, binding and conclusive.

         (d) The provisions of this Section 7 are intended to be exclusive, and Optionee shall have no other rights upon the occurrence of any of the events described in this Section 7.

         (e) The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         (f) The determination as to which party is a "surviving corporation" in a merger or consolidation shall be made on the basis of the relative equity interests of the shareholders in the corporation existing after the merger or consolidation, as follows: If following any merger or consolidation the holders of outstanding voting securities of the Company prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing after the merger or consolidation, then for purposes of the Option

Agreement, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation.

    8.   WAIVER OF RIGHTS TO PURCHASE STOCK.

         By signing this Option Agreement, Optionee acknowledges and agrees that neither the Company nor any other person or entity is under any obligation to sell or transfer to Optionee any option or equity security of the Company, other than the Shares subject to the Option and any other right or option to purchase Common Stock which was previously granted in writing to Optionee by the Board. By signing this Option Agreement, Optionee specifically waives all rights which he or she may have had prior to the date of this Option Agreement to receive any option or equity security of the Company.

    9.   INVESTMENT INTENT.

         Optionee represents and agrees that if he or she exercises the Option in whole or in part, and if at the time of such exercise the Plan and/or the Purchased Shares have not been registered under the 1933 Act, he or she will acquire the Shares upon such exercise for the purpose of investment and not with a view to the distribution of such Shares, and that upon each exercise of the Option he or she will furnish to the Company a written statement to such effect.

    10.  LEGEND ON STOCK CERTIFICATES.

         Optionee agrees that all certificates representing the Purchased Shares will be subject to such stock transfer orders and other restrictions (if any) as the Company may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions.

    11.  NO RIGHTS AS SHAREHOLDER.

         Except as provided in Section 7 of this Option Agreement, Optionee shall have no rights as a shareholder with respect to the Shares until the date of the issuance to Optionee of a stock certificate or stock certificates evidencing such Shares. Except as may be provided in Section 7 of this Option Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

    12.  MODIFICATION.

         Subject to the terms and conditions and within the limitations of the Plan, the Board (excluding the Optionee) may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised). No modification of the Option shall be made which, without the consent of Optionee, would alter or impair any rights of the Optionee under the Option.

    13.  WITHHOLDING.

         (a) The Company shall be entitled to require as a condition of delivery of any Purchased Shares upon exercise of any Option that the Optionee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Optionee agrees to take such other action required by the Company to satisfy such withholding requirements.

         (b) With the consent of the Board (excluding the Optionee), and in accordance with any rules and procedures from time to time adopted by the Board, Optionee may elect to satisfy his or her obligations under Section 13(a) above by (1) directing the Company to withhold a portion of the Shares otherwise deliverable (or to tender back to the Company a portion of the Shares issued where the Optionee (a "SECTION 16(B) RECIPIENT") is required to report the ownership of the Shares pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and has not made an election under Section 83(b) of the Code (a "WITHHOLDING RIGHT")); or (2) tendering other shares of the Common Stock of the Company which are already owned by Optionee which in all cases have a Fair Market Value (as determined in accordance with the provisions of Section 4 hereof) on the date as of which the amount of tax to be withheld is determined (the "TAX DATE") equal to the amount of taxes to be paid by such method.

         (c) To exercise a Withholding Right, the Optionee must follow the election procedures set forth below, together with such additional procedures and conditions set forth in this Option Agreement or otherwise adopted by the
Board:

              (1) the Optionee must deliver to the Company a written notice of election (the "ELECTION") and specify whether all or a stated percentage of the applicable taxes will be paid in accordance with Section 13(b) above and whether the amount so paid shall be made in accordance with the "flat" withholding rates for supplemental wages or as determined in accordance with Optionee's form W-4 (or comparable state or local form);

              (2) unless disapproved by the Board (excluding the Optionee) as provided in subsection (3) below, the Election once made will be irrevocable;

              (3) no Election is valid unless the Board (excluding the Optionee) has the right and power, in its sole discretion, with or without cause or reason therefor, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Board has not consented to the Election on or prior to the Tax Date, the Election will be deemed approved; and

              (4) if the Optionee on the date of delivery of the Election to the Company is a Section 16(b) Recipient, the following additional provisions will apply:

                   (i) the Election cannot be made during the six calendar month period commencing with the date of grant of the Withholding Right (even if the Option to which such Withholding Right relates has been granted prior to such date); and

                   (ii) the Election (and the exercise of the related Option) must be made either during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the 12th business day following such date or at least six calendar months or more prior to the Tax Date.

    14.  CHARACTER OF OPTION.

         The Option is not intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

    15.  GENERAL PROVISIONS.

         (a) FURTHER ASSURANCES. Optionee shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Option Agreement.

         (b) NOTICES. All notices, requests, demands and other communications under this Option Agreement shall be in writing and shall be given to the parties hereto as follows:

              (1)  If to the Company, to:

                   Data Net International, Inc.
                   1304 John Reed Court
                   City of Industry, CA 91745

              (2)  If to Optionee, to the address set
                   forth on the Certificate,

or at such other address or addresses as may have been furnished by such either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subsection (b).

         (c) TRANSFER OF RIGHTS UNDER THIS OPTION AGREEMENT. The Company may at any time transfer and assign its rights and delegate its obligations under this Option Agreement to any other person, corporation, firm or entity, including its officers, directors and stockholders, with or without consideration.

         (d) OPTION NON-TRANSFERABLE. Optionee may not Transfer the Option except by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of Optionee only by Optionee or by his or her guardian or legal representative in the case of a disability, and upon Optionee's death only by his or her Estate or by any person who acquired the Option by bequest or inheritance or by reason of the death of Optionee.

         (e) SUCCESSORS AND ASSIGNS. Except to the extent specifically limited by the terms and provisions of this Option Agreement, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

         (f) GOVERNING LAW. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, THAT STATE, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, WHICH SHALL TO THAT EXTENT GOVERN.

         (g) INCORPORATION OF PLAN BY REFERENCE. This Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and it is intended that this Option Agreement shall be interpreted in a manner to comply therewith. Any provision of this Option Agreement inconsistent with the Plan shall be superseded and governed by the Plan.

         (h) A COMMITTEE. As provided in the Plan, the Board may delegate administration of the Plan and this Option Agreement to a committee (the "COMMITTEE"). If administration is delegated to a Committee, the Committee shall have, in connection with the this Option Agreement, the powers theretofore possessed by the Board (and references in this Option Agreement to the Board shall thereafter be to the Committee).

         (i) MISCELLANEOUS. Titles and captions contained in this Option Agreement are inserted for convenience of reference only and do not constitute a part of this Option Agreement for any other purpose. Except as specifically provided herein, neither this Option Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

         THE SIGNATURE PAGE TO THIS OPTION AGREEMENT CONSISTS OF THE LAST PAGE OF THE CERTIFICATE.

                                     Exhibit "A"

                                  NOTICE OF EXERCISE

                   (To be signed only upon exercise of the Option)

To: Data Net International, Inc.


    The undersigned, the holder of the enclosed Stock Option Agreement (Non-Statutory Stock Option), hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder _______* shares of Common Stock of Data Net International, Inc. (the "COMPANY"), and herewith encloses payment of $__________ and/or _________ shares of the Company's Common Stock in full payment of the purchase price of such shares being purchased.

Dated:
      ---------------------------------



                                        ---------------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Option)

                                        ---------------------------------------
                                        (Please Print Name)

                                        ---------------------------------------
                                        (Address)



    * Insert here the number of Shares called for on the face of the Option (or, in the case of a partial exercise, the number of Shares being exercised), in either case without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.